Exhibit 23.3

                         [RP FINANCIAL, LC. Letterhead]


                                           March 12, 1997


   Board of Directors
   FCB Financial Corp.
   108 East Wisconsin Avenue
   Neenah, Wisconsin 54957-0447

   Gentlemen:

        We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of FCB Financial Corp. We also hereby consent to the inclusion of, summary of and references to our fairness opinion analysis in such filings including the Joint Proxy Statement/Prospectus of FCB Financial Corp.

                                           Very truly yours,

                                           RP FINANCIAL, LC.

                                           /s/ William E. Pommerening

                                           William E. Pommerening
                                           Chief Executive Officer